Schedule A

Funds

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.75000%
For the next $2.5 billion	0.73125%
For the next $2.5 billion	0.71250%
For the next $2.5 billion	0.69375%
For the amount over $10 billion	0.67500%

Fund	Ticker	Effective Date of Agreement
FT Vest DJIA® Dogs 10 Target Income ETF	DOGG	April 24, 2023
FT Vest Technology Dividend Target Income ETF	TDVI	August 3, 2023

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.75000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.73125%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.71250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.69375%
Fund net assets greater than $10 billion	0.67500%

FT Vest Dow Jones Internet & Target Income ETF	FDND	March 14, 2024

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
First $2.5 billion	0.65000%
$2.5 billion to $5 billion	0.63375%
$5 billion to $7.5 billion	0.61750%
$7.5 billion to $10 billion	0.60125%
$10 billion to $15 billion	0.58500%
Greater than $15 billion	0.55250%

Fund	Ticker	Effective Date of Agreement
First Trust Intermediate Government Opportunities ETF	MGOV	July 26, 2023
First Trust Intermediate Duration Investment Grade Corporate ETF	FIIG	July 31, 2023

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
First $2.5 billion	0.85000%
$2.5 billion to $5 billion	0.82875%
$5 billion to $7.5 billion	0.80750%
$7.5 billion to $10 billion	0.78625%
$10 billion to $15 billion	0.76500%
Greater than $15 billion	0.72250%

Fund	Ticker	Effective Date of Agreement
FT Vest SMID Rising Dividend Achievers Target Income ETF	SDVD	August 3, 2023

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
First $2.5 billion	0.55000%
$2.5 billion to $5 billion	0.53625%
$5 billion to $7.5 billion	0.52250%
$7.5 billion to $10 billion	0.50875%
$10 billion to $15 billion	0.49500%
Greater than $15 billion	0.46750%

Fund	Ticker	Effective Date of Agreement
First Trust Core Investment Grade ETF	FTCB	November 1, 2023

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.55000%
For the next $2.5 billion	0.53625%
For the next $2.5 billion	0.52250%
For the next $2.5 billion	0.50875%
For the amount over $10 billion	0.49500%

Fund	Ticker	Effective Date of Agreement
First Trust Commercial Mortgage Opportunities ETF	CAAA	February 21, 2024

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.95000%
For the next $2.5 billion	0.92625%
For the next $2.5 billion	0.90250%
For the next $2.5 billion	0.87875%
For the amount over $10 billion	0.85500%

Fund	Ticker	Effective Date of Agreement
First Trust Structured Credit Income Opportunities ETF	SCIO	February 22, 2024